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Chartered Accountants

Genesis Building                               Telephone: (345) 949-4800
P.O. Box 493                                   Fax:       (345) 949-7164
Grand Cayman, Cayman Islands                   Internet:  kpmg@candw.ky
British West Indies                            Cables:    VERITATEM


Re: Elmwood Funding limited
    Financial Statements for the year ended December 31, 1997

This statement is furnished pursuant to Rule 12b-25(c) under the Securities Exchange Act of 1934 as amended.

We hereby certify our inability to date to report on the financial statements of Elmwood Funding Limited for the financial year ended December 31, 1997 for the following reason:

        In order to provide an unqualified opinion on the above-mentioned financial statements, we believe it necessary to obtain certain information related to the expenses paid by a third party on behalf of the Company. The necessity for such information did not arise until very recently, at an advanced stage of our inquiries.

We understand that the requisite information could not be obtained timeously without undue effort or expense on the part of Elmwood Funding Limited.


                                     KPMG
                                  Kevin Lloyd
                                  Partner